UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2016

GENMARK DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

 Commission File Number: 001-34753

Delaware	27-2053069
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
5964 La Place Court
Carlsbad, California
(Address of principal executive offices, including zip code)
760-448-4300
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following disclosure is provided pursuant to subsection (b) of Item 5.02 of Form 8-K.

On June 7, 2016, GenMark Diagnostics, Inc. (the “Company”) appointed Mr. Jacques Cavadenti, the Company’s current Vice President, Europe, Middle East and Africa (EMEA) to the position of Vice President and General Manager, EMEA, effective June 11, 2016, with overall responsibility for the Company’s European operations and the launch of its ePlex® System, directly reporting to the Company’s President and CEO, Mr. Hany Massarany. Mr. Cavadenti will continue to be based out of the Company’s European headquarters in Switzerland, where he has spent the past two years building the Company’s commercial team and operations in Europe. Also on June 7, 2016, Mr. Ingo Chakravarty resigned his position as the Company’s Senior Vice President, International effective June 10, 2016, to pursue a career opportunity outside the Company.

Item 7.01.    Regulation FD Disclosure.

On June 8, 2016, the Company issued a press release announcing that it has achieved CE Mark for its ePlex Instrument System and ePlex Respiratory Pathogen (RP) Panel. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01.    Financial Statements and Exhibits.

(d)    The following exhibit is furnished with this Current Report:

Exhibit Number	Description
99.1	Press release dated June 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENMARK DIAGNOSTICS, INC.

Date: June 8, 2016	/s/ Eric Stier
Eric Stier
Senior Vice President, General Counsel and Secretary

EXHIBITS

Exhibit Number	Description
99.1	Press release dated June 8, 2016